Exhibit 3.183

CERTIFICATE OF FORMATION

OF

HILTON SYSTEMS, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions, and subject to the requirements, of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code, and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company is

HILTON SYSTEMS, LLC

SECOND. The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is CORPORATION SERVICE COMPANY.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on August 11, 1999.

/s/ David Marote
David Marote, Authorized Person

CERTIFICATE OF MERGER

OF

HILTON SYSTEMS, INC.

(a Nevada corporation)

AND

HILTON SYSTEMS, LLC

(a Delaware limited liability company)

It is hereby certified that:

1.	The constituent business entities participating in the merger herein certified arc:

(i)	Hilton Systems, Inc., a corporation which is incorporated under the laws of the State of Nevada; and

(ii)	Hilton Systems, LLC, a limited liability company which is organized under the laws of the State of Delaware.

2.	An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent business entities in accordance with the applicable provisions of the Nevada Revised Statutes and subsection (b) of Section 18-209 of the Delaware Limited Liability Company Act.

3.	The name of the surviving limited liability company in the merger herein certified is Hilton Systems, LLC, which will continue its existence as said surviving limited liability company under its present name upon the effective date of said merger pursuant to the provisions of the Delaware Limited Liability Company Act.

4.	The executed Agreement of Merger between the aforesaid constituent business entities is on file at a place of business of the aforesaid surviving limited liability company, the address of which is as follows:

9336 Civic Center Drive

Beverly Hills, California 90210

5.	A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving limited liability company on request, and without cost, to any member of the aforesaid surviving limited liability company or any person holding an interest in the terminating corporation.

6.	The Agreement of Merger between the aforesaid constituent business entities provides that the merger herein certified shall be effective on September 30, 1999.

Dated: September 17, 1999

	Hilton Systems, Inc.		Hilton Systems, LLC

By:	/s/ William B. Rees	By:	/s/ Dieter H. Huckestein
	William B. Rees		Dieter H. Huckestein
	Vice President and		Management Committee
	Secretary		Member

CERTIFICATE OF CORRECTION OF

CERTIFICATE OF MERGER

OF

HILTON SYSTEMS, INC.

(a Nevada corporation)

AND

HILTON SYSTEMS, LLC

(a Delaware limited-liability company)

It is hereby certified that:

1.	The name of the limited-liability company (hereinafter called “the Company”) is HILTON SYSTEMS, LLC.

2.	The Certificate of Merger of Hilton Systems, Inc. and the Company, which was filed with the Secretary of State of Delaware on September 17, 1999, with an effective date of September 30, 1999, is hereby declared null and void for the following reason:

Hilton Systems, Inc. currently holds an alcoholic beverage license in Massachusetts. Under the laws of that state, it is imperative that this license be transferred to another entity before Hilton Systems, Inc. is merged into the Company and disappears.

IN WITNESS WHEREOF, this Certificate of Correction has been duly executed by an authorized person as of the 30th day of September, 1999.

HILTON SYSTEMS, LLC

By:	/s/ David Marote
David Marote, Authorized Person

CERTIFICATE OF MERGER

OF

HILTON SYSTEMS, INC.

(a Nevada corporation)

AND

HILTON SYSTEMS, LLC

(a Delaware limited liability company)

It is hereby certified that:

1.	The constituent business entities participating in the merger herein certified are:

(i)	Hilton Systems, Inc., a corporation which is incorporated under the laws of the State of Nevada; and

(ii)	Hilton Systems, LLC, a limited liability company which is organised under the laws of the State of Delaware.

2.	An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent business entities in accordance with the applicable provisions of the Nevada Revised Statutes and subsection (b) of Section 18-209 of the Delaware Limited Liability Company Act.

3.	The name of the surviving limited liability company in the merger herein certified is Hilton Systems, LLC, which will continue its existence as said surviving limited liability company under its present name upon the effective date of said merger pursuant to the provisions of the Delaware Limited Liability Company Act.

4.	The executed Agreement of Merger between the aforesaid constituent business entities is on file at a place of business of the aforesaid surviving limited liability company, the address of which is as follows:

9336 Civic Center Drive

Beverly Hills, California 90210

5.	A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving limited liability company on request, and without cost, to any member of the aforesaid surviving limited liability company or any person holding an interest in the terminating corporation.

6.	The Agreement of Merger between the aforesaid constituent business entities provides that the merger herein certified shall be effective on January 31, 2000.

Dated: January 31, 2000

	Hilton Systems, Inc.		Hilton Systems, LLC

By:	/s/ William B. Rees	By:	/s/ M. Hue Smith III
	William B. Rees		M. Hue Smith III
	Vice President and		Management Committee
	Secretary		Member